Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-76006, 333-76008 and 333-169442) of our report dated March 31, 2011 relating to our audit of the consolidated financial statements and the related consolidated financial statement schedule of CTI Industries Corporation and Subsidiaries included in the 2010 annual report on Form 10-K.

/s/ Blackman Kallick, LLP

Chicago, Illinois
March 31, 2011